UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2018
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on November 7, 2018, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) re-elected incumbent nonmember public interest independent director Scott C. Syphax to a new term on the Bank's board. In addition, the participating California members of the Bank elected Virginia A. Varela, President & Chief Executive Officer and Director of Golden Pacific Bank, N.A., Sacramento, California to a new term as a California member director on the Bank's board. Each of these positions has a four-year term beginning January 1, 2019, and ending December 31, 2022. The Bank's board usually appoints directors to its committees in January each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2018 director elections were conducted online and by mail. No in-person meeting of the members was held. With respect to the at-large election concluded on November 7, 2018, one candidate, incumbent nonmember public interest independent director Scott C. Syphax, Chief Executive Officer, Syphax Strategic Solutions Inc., Elk Grove, California, was nominated by the Bank's board to run for one nonmember public interest independent director position. Of the 328 institutions eligible to vote in the at-large election, 137 participated, casting a total of 3,681,784 votes. Mr. Syphax was elected, having received all of the votes cast (representing 32.18% of total eligible voting shares).

Institutions eligible to vote in the 2018 California member director elections nominated three candidates for one California member director position to be filled in the 2018 California member director elections. Of these three candidates, Virginia A. Varela, President & Chief Executive Officer and Director, Golden Pacific Bank, N.A., Sacramento, California, received the most votes cast and was elected. Of the 272 institutions eligible to vote in the 2018 California member director election, 112 participated, casting a total of 4,679,185 votes, of which Ms. Varela received 2,229,806 votes. The table below shows the number of votes that each candidate received in the 2018 election for the California member director position:

Name	Member	Votes
Rudolph (Rudy) l. Estrada	Lead Independent Director, East West Bank, Pasadena, CA (FHFA ID 7276)	1,939,059
Steve Solk	President, Consumer Bank & CA, CIT Bank, N.A., Pasadena, CA (FHFA ID 54635)	510,320
Virginia A. Varela	President & Chief Executive Officer and Director, Golden Pacific Bank, N.A., Sacramento, CA (FHFA ID 13877)	2,229,806

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated November 7, 2018, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 8, 2018	By:	/s/ J. Gregory Seibly
J. Gregory Seibly President and Chief Executive Officer